EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

SUDBURY, INC. AND SUBSIDIARIES

                                                                        THREE MONTHS ENDED
                                                                   ------------------------------
                                                                   NOVEMBER 30,      NOVEMBER 30,
                                                                       1994              1993
                                                                   ------------      ------------
(In thousands, except per share data)
PRIMARY

Average shares outstanding                                               10,234            10,004
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using average
  market price                                                            2,488             2,213
                                                                        -------           -------
      TOTAL                                                              12,722            12,217
                                                                        =======           =======

Net income                                                              $ 3,425           $ 3,232
                                                                        =======           =======
Per share amount                                                        $   .27           $   .26
                                                                        =======           =======


FULLY DILUTED

Average shares outstanding                                               10,234            10,004
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using the quarter end
  market price if higher than
  average market price                                                    2,488             2,254
                                                                        -------           -------
     TOTAL                                                               12,722            12,258
                                                                        =======           =======

Net income                                                              $ 3,425           $ 3,232
                                                                        =======           =======
Per share amount                                                        $   .27           $   .26
                                                                        =======           =======

EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

SUDBURY, INC. AND SUBSIDIARIES


                                                                          SIX MONTHS ENDED
                                                                   ------------------------------
                                                                   NOVEMBER 30,      NOVEMBER 30,
                                                                       1994              1993
                                                                   ------------      ------------
(In thousands, except per share data)
PRIMARY

Average shares outstanding                                               10,234            10,002
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using average
  market price                                                            2,407             2,146
                                                                        -------           -------
     TOTAL                                                               12,641            12,148
                                                                        =======           =======

Net income                                                              $ 5,644           $ 4,314
                                                                        =======           =======
Per share amount                                                        $   .45               .36
                                                                        =======           =======



FULLY DILUTED



Average shares outstanding                                               10,234            10,002
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using the quarter end
  market price if higher than
  average market price                                                    2,407             2,268
                                                                        -------           -------
     TOTAL                                                               12,641            12,270
                                                                        =======           =======


Net income                                                              $ 5,644            4,314
                                                                        =======           =======
Per share amount                                                        $   .45               .35
                                                                        =======           =======

                                                              - 16 -